                                                                     EXHIBIT 1.1


                               8,000,000 Shares

                                US UNWIRED INC.

                              Class A Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    May 17, 2000

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON
FIRST UNION SECURITIES, INC.
DLJdirect Inc.
 As representatives of the
  several Underwriters
  named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
   277 Park Avenue
   New York, New York 10172

Dear Sirs:

     US Unwired Inc., a Louisiana corporation (the "COMPANY"), proposes to issue and sell 8,000,000 shares of its Class A Common Stock, $.01 par value (the "FIRM SHARES") to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"). Those stockholders of the Company named in Schedule II hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters an aggregate of not more than 1,200,000 shares of their Class A Common Stock, $.01 par value (the "ADDITIONAL SHARES"), each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in
Schedule II hereto and in proportion to the respective amounts set forth in
Schedule II, if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS".

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     Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     Section 2. Agreements to Sell and Purchase and Lock-Up Agreements . On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $11.00 (the "PURCHASE PRICE") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and the Underwriters shall have the right to purchase, severally and not jointly, such Additional Shares at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, (A) each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares; and (B) each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be sold to the Underwriters as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II bears to the total number of Additional Shares set forth in Schedule II.

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     Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including (without limitation) the conversion of the Series A and Series B Preferred Stock of the Company and (iii) the Company may issue shares of Common Stock in connection with an acquisition. The Company agrees that, with respect to any shares of Common Stock issued in connection with an acquisition pursuant to clause (iii), it shall, concurrently with such issuance, deliver an agreement executed by the holder or holders of such newly issued shares to the effect that such person or persons will not, during the period commencing on the date such person acquired the shares and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation,
(A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, except for any registration statement that is filed under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or on Form S-8 or pursuant to the demand of any stockholder entitled to make such a demand, or in connection with an acquisition. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, use its best efforts to obtain and deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation,
(A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

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     The Company and the Underwriters agree that up to 5.0% of the Firm Shares to be purchased by the Underwriters (the "RESERVED SHARES") shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees, customers, subscribers and persons having business relationships with the Company, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

     Section 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on May 23, 2000 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "OPTION CLOSING DATE".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

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     Section 5.  Agreements of the Company.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised provided that such objections and the rationale therefor shall have been delivered to the Company in writing and counsel for the Company shall not have notified it in writing that such amendment or supplement is nevertheless required by law despite such objections; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary

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to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2001 that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in

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connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and customary memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The Selling Stockholders shall pay (or, if the Company pays, shall promptly reimburse it for) the fees, disbursements and expenses of any Selling Stockholder's counsel; any incremental additional expenses incurred in connection with the registration or qualification of the Additional Shares for offer and sale under the securities or Blue Sky laws of the several states; the registration fee paid to the Commission with respect to the Additional Shares; and the underwriting discounts and commissions applicable to the Additional Shares. Except for the provisions of the immediately preceding sentence, the provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

     (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop

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order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of the Company threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with
Section 10(a) of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or other power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

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     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company (including the Additional Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (g) The entities listed on Schedule III hereto are the only subsidiaries, direct or indirect, of the Company. For purposes of this Agreement, a subsidiary of the Company means any corporation, association or other business entity of which the Company owns or controls, directly or indirectly, more than 50% of the voting power with respect to the election of directors, managers or trustees thereof, and any partnership of which the Company or a subsidiary of the Company is the sole general partner or the managing general partner or of which the only general partners are the Company and one or more of its subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as set forth in the Prospectus, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws, operating agreement or partnership agreement or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such under the Act as have already been obtained and such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws, operating agreement or partnership agreement of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to

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which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (k) There are no legal or governmental proceedings pending or to the knowledge of the Company threatened to which the Company or any of its subsidiaries is or is to the knowledge of the Company threatened to be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, subject to the exception set forth in this sentence, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

     (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (o) This Agreement has been duly authorized, executed and delivered by the Company.

     (p) Ernst & Young LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and, as applicable, statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (s) Except for (i) registration rights granted in favor of certain holders of Class B common stock of the Company pursuant to the shareholder agreement dated September 24, 1999 (the "Shareholder Agreement") and (ii) registration rights granted in favor of The 1818 Fund III, L.P. and its affiliates in connection with the issuance of 500,000 shares of the Company's Series A Senior Redeemable Preferred Stock to The 1818 Fund III, L.P. on October 29, 1999 for $50 million and in favor of Trust Company of the West and its affiliates in connection with the issuance of 50,000 shares of the Company's Series B Senior Redeemable Preferred Stock to Trust Company of the West or its affiliates on February 15, 2000 for $5 million (the "Preferred Stock Offerings"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, not in the ordinary course of business.

     (u) Each certificate signed by any officer of the Company in connection with the transactions contemplated by this Agreement and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (v) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

     (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

     (y) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, other affiliates, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Prospectus.

     (z) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and
(iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (cc) The Company and each of its subsidiaries validly holds the Federal Communication Commission ("FCC") licenses set forth opposite each entity's name on Schedule 6(cc) attached hereto (the "PCS Licenses"). The PCS Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of a PCS system in each of the markets indicated opposite each license on Schedule 6(cc). The PCS Licenses expire on April 28, 2007. The five-year buildout periods for the PCS Licenses expire on April 28, 2002 and the ten-year buildout periods expire on April 28, 2007. All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the PCS Licenses on its own motion.

     (dd) The Company validly holds the FCC licenses listed on Schedule 6(dd) attached hereto (the "Cellular Licenses"). The Cellular Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Cellular Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of the Company's cellular telephone system, as identified in the Prospectus. The Cellular Licenses expire on the dates set forth opposite each license listed on Schedule 6(dd). All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the Cellular Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Cellular Licenses on its own motion.

     (ee) There are no judgments, decrees or orders issued by the FCC that could result in suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the PCS Licenses or the Cellular Licenses, or that could have a Material Adverse Effect upon, or cause material disruption to, the PCS operations pursuant to the PCS Licenses or the cellular operations pursuant to the Cellular Licenses. To the best of the Company's knowledge, there is no complaint, investigation, action or proceeding pending or threatened relative to the PCS Licenses relating to the PCS operations or the Cellular Licenses relating to the cellular operations, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the PCS or the cellular telephone industry generally, that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the PCS Licenses or the Cellular Licenses or which could have a Material Adverse Effect upon, or cause material disruption to, the Company's PCS or cellular operations.

     (ff) The Company and each of its subsidiaries has, or has timely filed applications for, all permits, licenses, franchises and other authorizations ("permits") of governmental or regulatory authorities (including, as appropriate, the state public utilities commissions of Alabama, Arkansas, Florida, Louisiana, Mississippi and Texas) necessary to engage in the wireless and competitive local exchange businesses currently conducted by the Company, except where the failure to hold such permits would not have a Material Adverse Effect; and there is no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such permit, except where the limitation, suspension or revocation of such permits would not have a Material Adverse Effect. All such permits are valid and in full force and effect, except where the limitation, suspension or revocation of such permits would not have a Material Adverse Effect.

     (gg) All fees required by the FCC in connection with the PCS Licenses, including any and all down payments or installment payments required by FCC rules to be paid as of the date hereof have been timely and fully paid.

     (hh) The Company and each of its subsidiaries validly holds all FCC licenses necessary for the operation of its paging system, as described in the Prospectus (the "Paging Licenses"). The Paging Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Paging Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of the paging system, as described in the Prospectus.

     (ii) There does not exist any FCC complaint, investigation, action or proceeding pending or threatened relative to the Paging Licenses, including, without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the paging industry generally, that could result in a denial of any of the Paging Licenses, or suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of any of the Paging Licenses or which could have a Material Adverse Effect upon, or cause material disruption to, the Company's paging operations.

     (jj) LA Unwired was qualified to participate in the FCC's PCS license auctions as a "Small Business," as defined by FCC Rules, and is qualified to hold the licenses for LA Unwired's PCS operations according to the rules of the FCC. The Company's investment in LA Unwired does not violate the rules of the FCC.

     (kk) To the Company's best knowledge, Sprint Spectrum L.P. and SprintCom, Inc. validly hold the FCC licenses set forth on Schedule 6(kk) (the "Sprint PCS Licenses"). To the Company's best knowledge, the Sprint PCS Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Sprint PCS Licenses, together with the PCS Licenses, constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of the PCS operations of the Company and its subsidiaries, including the Company's planned PCS network buildout, as described in the Prospectus. To the Company's best knowledge, all applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the Sprint PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Sprint PCS Licenses on its own motion.

     (ll) Since the date of the Prospectus, there have been no material changes to the Company's PCS network buildout plan, as described in the Prospectus. The proceeds from the sale of the Firm Shares, together with the other existing financing sources described in the Prospectus, are sufficient to fund the entire PCS network buildout plan as set forth in the Prospectus.

     Section 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

     (a) Such Selling Stockholder is the lawful owner of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Option Closing Date will have, good and clear title to such Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (b) The Additional Shares to be sold by such Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

     (c) Such Selling Stockholder has, and on the Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and Thomas G. Henning, as Custodian, relating to the deposit of the Additional Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power Of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the registration statement and the Custody Agreement (the "Power Of Attorney") and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder.

     (f) The Power Of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder, and, pursuant to such Power Of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     (g) Upon delivery of and payment for the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except those, if any, attributable to acts of the Underwriters.

    (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power Of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

    (i) The information in the Registration Statement under the caption "Principal And Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

    (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered in connection with the transactions contemplated by this Agreement to the Underwriters or counsel for the underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     Section 8.  Indemnification.

     (a)

          (i) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to (i) any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein or (ii) any Selling Stockholder furnished in writing to the Company by such Selling Stockholder for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requested quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus as so amended or supplemented and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. In addition to the foregoing, in connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (A) the failure of purchasers of the Reserved Shares (including eligible directors, officers, employees, customers, subscribers and persons having business relationships with the Company) to pay for and accept delivery of the Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed application to purchase or (B) any violation or alleged violation of the Act or any other federal or state law or any liability based on common law, in each case, arising out of or pertaining to any actions or inactions by the Company (or by the Company jointly with any other person) relating to the manner in which the Reserved Shares are sold, including without limitation any e-mails or other communications by the Company (or by the Company jointly with any other person) with customers or subscribers of the Company relating to the Reserved Shares or possible opportunities to purchase Reserved Shares.

          (ii) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus as so amended or supplemented and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a)(ii) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Additional Shares sold by such Selling Stockholder hereunder.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls such Selling

Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriters shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of
such Underwriters).   Any indemnified party shall have the right to employ
separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders or, if they fail to do so, by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the written consent of the indemnifying party or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and shall not be contesting its reimbursement obligation in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, and such unavailability or insufficiency is otherwise than in accordance with the express terms of Section 8(a) or 8(b), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Sellers, on the one hand and the Underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) as between the Company, on the one hand, and the Selling Stockholders, on the other hand, or if the allocation provided by clause 8(d)(i) above is not permitted by applicable law as between the Sellers, on the one hand, and the Underwriters, on the other hand, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the respective Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the respective Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the respective Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the respective Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint. The Selling Stockholders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective number of Additional Shares sold by them and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) Each Selling Stockholder hereby designates US Unwired, One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof.

     Section 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Robert W. Piper and Jerry E. Vaughn, in their capacities as the President and Chief Finance Officer of the Company, respectively, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., counsel for the Company, to the effect set forth in subsections (i) through (xvii) below and making the statements described in the paragraph that follows subsection (xxiii) below; and of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., as counsel for the Company, or of counsel (reasonably satisfactory to you) for the Selling Stockholders, to the effect set forth in subsections (xviii) through (xxiii) below:

         (i) each of the Company and its subsidiaries listed in Schedule III (for purposes of Section 9(f), the "subsidiaries") has been duly incorporated or formed, as the case may be, is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of Louisiana and has the corporate or other power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, as described therein;

         (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

          (iii) all the outstanding shares of capital stock of the Company (including the Additional Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights arising by statute or pursuant to the Company's articles of incorporation or bylaws or, to such counsel's knowledge, by contract or otherwise;

          (iv) the Firm Shares to be issued by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights arising by statute or pursuant to the Company's articles of incorporation or bylaws or, to such counsel's knowledge, by contract or otherwise;

          (v) all of the outstanding shares of capital stock of or other ownership interest in each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as described in the Prospectus are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge, pending before or contemplated by the Commission;

          (ix) the statements under the captions "Certain Relationships and Related Transactions", "Sprint PCS Agreements", "Management-1999 Equity Incentive Plan", "Certain Indebtedness", "Description of Capital Stock" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, contracts or legal proceedings referred to therein (but not factual matters), fairly present the information called for with respect to such legal contracts, documents and legal proceedings;

          (x) to such counsel's knowledge, (i) neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation, by-laws, operating agreement or partnership agreement, (ii) and neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument known to us that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

          (xi) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such under the Act as have already been obtained and such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation, by-laws, operating agreement or partnership agreement of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument know by such counsel that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable Louisiana or federal law or any rule, regulation, judgment, order or decree known to us of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization (other than any Authorization relating to taxation or any communications matters including without limitation matters regulated by the Federal Communications Commission, the Communications Act of 1934 or the Louisiana Public Service Commission) of the Company or any of its subsidiaries known to us or any other impairment of the rights of the holder of any such Authorization;

          (xii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (xiii) to such counsel's knowledge, neither the Company nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except, in each case, for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

          (xiv) to such counsel's knowledge, each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business (excluding, in each case, those relating to taxation or any communications matters

     (including without limitation matters regulated by the Federal Communications Commission, the Communications Act of 1934 or the Louisiana Public Service Commission)), except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. To such counsel's knowledge,
     (i) each such Authorization (excluding, in each case, those relating to taxation or any communication matters (including without limitation matters regulated by the Federal Communications Commission, the Communications Act of 1934 or the Louisiana Public Service Commission)) is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (ii) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization (other than any Authorization relating to federal taxation law or any communications matters including without limitation matters regulated by the Federal Communications Commission, the Communications Act of 1934 or the Louisiana Public Service Commission) or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and (iii) such Authorizations (other than any Authorization relating to federal taxation law or any communications matters including without limitation matters regulated by the Federal Communications commission, the Communications Act of 1934 or the Louisiana Public Service Commission) contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

          (xv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xvi) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for registration rights granted in favor of certain holders of Class B common stock of the Company pursuant to the Shareholder Agreement and registration rights granted in favor of The 1818 Fund III, L.P. and its affiliates and Trust Company of the West and its affiliates in connection with the Preferred Stock Offerings;

          (xvii) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements, notes and schedules and other financial data included in the Registration Statement, the Prospectus, or any supplement or amendment thereto, as to which no opinion need be expressed) comply as to form with the Act;

          (xviii) each Selling Stockholder is the owner of record of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Additional Shares, which Additional Shares are transferable by the Selling Stockholders to the Underwriters in accordance with this Agreement, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

          (xix) each Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein; and this Agreement has been duly authorized, executed and delivered by the Selling Stockholders;

          (xx) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder;

          (xxi) the Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder;

          (xxii) upon delivery of and payment for the Additional Shares to be sold by each Selling Stockholder pursuant to this Agreement, good and clear title to such Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except those, if any, attributable to acts of the Underwriters; and

          (xxiii) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such under the Act as have already been obtained and such as may be required under the securities or Blue Sky laws of the various states) pursuant to any statute or regulation or, to such counsel's knowledge, any judgment, order or decree, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law, rule or regulation or any judgment, order or decree known to such counsel of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     In addition, the opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. will state that although such counsel has not checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, except to the limited extent stated in subsections (ix) and
(xvii) above, in the course of such counsel's review and discussion of the contents of the Registration Statement and Prospectus and any amendment or supplement thereto with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which cause such counsel to believe (A) that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the Prospectus included therein (except for the financial statement, notes and schedules and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) that the Prospectus, as amended or supplemented, if applicable (except for the financial statement, notes and schedules and other financial data as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. described in Section 9(f) above shall be rendered to you at the request of the Company and shall so state therein and shall be limited to the laws of the United States of America and those of the state of Louisiana. The opinion of counsel (if any) for the Selling Stockholders described in Section 9(f) above shall be rendered to you at the request of the Selling Stockholders and shall so state therein and shall be limited to the laws of the United States of America and those of the State of Louisiana.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Lukas, Nace, Gutierrez & Sachs, Chartered, special communications counsel for the Company, to the effect that:

         (i) the statements in the Prospectus under the captions "Risk Factors-Risks Related to the Wireless Telecommunications Industry" and "Business," insofar as such statements constitute a summary of Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder (the "Communications Act"), are accurate in all material respects and fairly summarize all matters referred to therein;

         (ii) the Company holds the PCS Licenses, the Cellular Licenses and the Paging Licenses (together, the "Licenses"). The Licenses are in full force and effect and are not subject to any conditions other than those conditions listed on the Licenses and those conditions generally applicable to entities holding similar licenses issued by the FCC. All applicable administrative and judicial appeal, review and reconsideration periods of the FCC's grant of the Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Licenses on its own motion;

          (iii) the Licenses (along with the Sprint PCS Licenses) provide all necessary FCC certificates, orders, permits, licenses, authorizations, consents or approvals required by the FCC for the Company to construct and operate a wireless communications network in the respective markets designated in the Licenses and to conduct its business in the manner described in the Prospectus;

          (iv) the Company has made all reports, filings and registrations with, and paid all fees required by the FCC, including any and all down payments or installment payments, except where such failure would not have Material Adverse Effect on the Company's operations as a whole;

          (v) to such counsel's knowledge, (a) there is no unsatisfied adverse FCC order, decree or ruling outstanding against the Company, or any of the Licenses; (b) there is no litigation, proceeding (including any rulemaking proceeding), complaint, inquiry or investigation against the Company or in respect of any of the Licenses, pending or threatened before the FCC (including any pending judicial review of such an action by the FCC), including without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, except for proceedings affecting the wireless industry generally to which the Company is not a specified party; (c) the Company has not received any notice of proceedings relating to the violation, revocation or modification of any of the Licenses, certificates, orders, permits, licenses, authorizations, consents or approvals or the qualification or rejection of any FCC filing, the effect of which, singly or in the aggregate, would have a Material Adverse Effect upon, or cause material disruption to, the Company's operations, taken as a whole;

          (vi) to such counsel's knowledge, the Company is not in violation of, or in default under, the Communications Act, the effect of which, singly or in the aggregate, would have a Material Adverse Effect on the Company or the Licenses, taken as a whole;

          (vii) the execution and delivery of the Transaction Documents and the performance of the Company of their obligations thereunder, will not violate the Communications Act or, to our such counsel's knowledge, the terms of any order, writ, judgment, award, injunction or decree of the FCC;

          (viii) except to the extent that prior FCC approval is required in connection with the exercise of creditors' rights in the event of a default, no consent or approval by the FCC is required for the execution delivery or performance of the Transaction Documents by the Company or for the consummation of the transactions described therein;

          (ix) To such counsel's knowledge, LA Unwired was qualified to participate in the FCC's PCS license auctions as a "Small Business," as defined by FCC Rules, and is qualified to hold the licenses for LA Unwired's PCS operations according to the FCC's rules. The Company's ownership interest in LA Unwired does not violate the FCC's rules;

          (x) to such counsel's knowledge, (i) the Sprint PCS Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC; (ii) all applicable administrative and judicial appeal, review and reconsideration periods of the Sprint PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Sprint PCS Licenses on its own motion;

          (xi) LEC Unwired, LLC has, or has timely filed applications for, all permits of governmental or regulatory authorities (including, if appropriate, the state public utilities commissions of Alabama, Arkansas, Florida, Louisiana, Mississippi and Texas) necessary to engage in the competitive local exchange businesses currently conducted by LEC Unwired, LLC, except where the failure to hold such permits would not have a Material Adverse Effect. There is no action, suit, proceeding (including any rulemaking proceeding), complaint or investigation against LEC Unwired, LLC, or in respect of any of its licenses, pending or threatened (including any pending judicial review of such an action) except for proceedings affecting the industry generally to which LEC Unwired, LLC is not a specific party. No judgment, order, decree or ruling has been entered against LEC Unwired, LLC in any court or before or by any governmental authority that would have a Material Adverse Effect.

          (xii) Pursuant to Section 332(c)(3) of the Communications Act of 1934, as amended, state and local governments are not authorized to regulate the entry of or rates charged by any commercial mobile radio service. Accordingly, the Company is not required to apply for state or local authority to operate its cellular, paging or PCS systems, nor are the states in which the Company does business authorized to regulate the rates charged by the Company.

     (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Jones, Walker, Waechter, Poltevent, Carrere & Denegre LLP, tax counsel for the Company, to the effect that the statements under the caption "Important United States Federal Tax Consequences of Our Common Stock to Non-U.S. Holders" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

     (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (j) In making statements of the type set forth in the paragraph that follows Section 9(f)(xxiii) above, Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P. and Latham & Watkins may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (k) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Swidler Berlin Shereff Friedman LLP, special New York counsel to the Company, to the effect that:

         (i) the Custody Agreement of each Selling Stockholder is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms (A) except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of the Selling Stockholders' respective obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding at law or in equity); and

         (ii) the Power of Attorney of each Selling Stockholder is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms (A) except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of the Selling Stockholders' respective obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding at law or in equity).

          The opinion of Swidler Berlin Shereff Friedman, LLP described in
     Section 9(k) above shall (A) be rendered to you and the Company at the request of the Company and shall so state therein, (B) be limited to the laws of the state of New York and (C) be subject to other customary limitations and exceptions.

     (l) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (m)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (n) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

     (o) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

     (p) You shall have received on the Option Closing Date, a certificate of any Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such

Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Additional Shares to be sold by such Selling Stockholder to the Underwriters.

     (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to US Unwired Inc., One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629,
Attention: General Counsel, (ii) if to the Selling Stockholders, to William L. Henning, Sr. or Thomas G. Henning c/o US Unwired Inc., One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629 and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of (A) any Underwriter, (B) the officers or directors of any Underwriter, (C) any person controlling any Underwriter, (D) the Company, (E) the officers or directors of the Company, (F) any person controlling the Company or (G) any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), such Seller agrees (and if such Seller is a Selling Stockholder, such Seller and the Company agree, jointly and severally) to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them by reason thereof. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.
The Seller or Sellers against whom any action is taken to enforce their obligations under this Agreement also agree, severally and not jointly, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with successfully enforcing their rights hereunder against such Seller or Sellers (including, without limitation, pursuant to Section 8 hereof). The Underwriters against whom any action is taken to enforce their obligations under this Agreement agree, severally and not jointly, to reimburse the Company, and its officers, managers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholders for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with successfully enforcing their rights under this Agreement (including without limitation their rights under Section 8).

     Except as otherwise expressly provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                 Very truly yours,

                                 US UNWIRED INC.

                                 By: /s/ Thomas G. Henning
                                    --------------------------------
                                    Title: Secretary


                                 THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II HERETO, ACTING SEVERALLY

                                 By: /s/ Thomas G. Henning
                                    --------------------------------
                                     Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON
FIRST UNION SECURITIES, INC.
DLJdirect INC.
Acting severally on behalf of
   themselves and the several
   Underwriters named in
   Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION

By:/s/ Steven D. Smith
   ----------------------------------

                                   SCHEDULE I


                    Underwriters                           Number of Firm Shares
                                                              to be Purchased

Donaldson, Lufkin & Jenrette Securities
Corporation                                                            2,472,000

Credit Suisse First Boston                                             2,472,000

First Union Securities, Inc                                            1,236,000

DLJdirect Inc                                                            100,000

Allen & Company Incorporated                                              80,000

Chase Securities Inc                                                      80,000

Deutsche Bank Securities Inc                                              80,000

A.G. Edwards & Sons, Inc                                                  80,000

Lehman Brothers Inc                                                       80,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated                        80,000

Morgan Stanley & Co. Incorporated                                         80,000

Prudential Securities Incorporated                                        80,000

Salomon Smith Barney Inc                                                  80,000

Advest, Inc                                                               40,000

Robert W. Baird & Co. Incorporated                                        40,000

George K. Baum & Company                                                  40,000

J.C. Bradford & Co                                                        40,000

The Chapman Company                                                       40,000

Fahnestock & Co. Inc                                                      40,000

First Albany Corporation                                                  40,000

Gabelli & Company, Inc                                                    40,000

Gerard Klauer Mattison & Co., Inc                                         40,000

Gruntal & Co., L.L.C                                                      40,000

Hoak Breedlove Wesneski & Co                                              40,000

Johnston, Lemon & Co. Incorporated                                        40,000

EDWARD D. JONES & CO., L.P                                                40,000

Kaufman Bros., L.P                                                        40,000

C.L. King & Associates, Inc                                               40,000

Lebenthal & Co., Inc                                                      40,000

Legg Mason Wood Walker, Incorporated                                      40,000

Ormes Capital Markets, Inc                                                40,000

Raymond James & Associates, Inc                                           40,000

Sanders Morris Harris                                                     40,000

Sands Brothers & Co., Ltd                                                 40,000

Santander Securities                                                      40,000

Stephens Inc                                                              40,000

C.E. Unterberg, Towbin                                                    40,000

Wachovia Securities, Inc                                                  40,000
                                                                       ---------
Total                                                                  8,000,000

                                  SCHEDULE II

                              SELLING STOCKHOLDERS

Name                                   Number of Additional Shares Being Sold

Thomas D. Henning                      352,800
Joyce Spates                           175,200
James D. Spates                        175,200
Scobee Family Partnership              248,400
Henry R. Scobee                        248,400
                                     ---------
                           Total     1,200,000

                                  SCHEDULE III

                                  SUBSIDIARIES


Louisiana Unwired, LLC

Unwired Telecom Corp.

LEC Unwired, LLC

Command Connect, LLC

Texas Unwired

                                 SCHEDULE 6(cc)

                                  PCS LICENSES


LOUISIANA UNWIRED, LLC
----------------------

Type of    Call Sign                Location                               Expiration
License                                                                    Date
--------------------------------------------------------------------------------------
PCS         KNLF 928                Alexandria, LA                         4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 891                Lake Charles, LA                       4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 894                Monroe, LA                             4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 900                Shreveport, LA                         4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 885                *Bartlesville, OK                      4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 886                *Coffeyville, LS                       4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 887                Columbus-Starkville, MS                4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 888                Eldorado, Magnolia, Camden, AR         4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 890                *Hutchinson, KS                        4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 892                Longview-Marshall, TX                  4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 895                Natchez, MS                            4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 896                Paris, TX                              4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 897                Pine Bluff, AR                         4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 898                *Pueblo, CO                            4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 899                *Salina, KS                            4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 901                Texarkana, TX                          4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 902                *Topeka, KS                            4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 903                Tupelo-Corinth, MS                     4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 904                Tuscaloosa, AL                         4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 905                *Wichita, KS                           4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 893                *Manhattan-Junction City, KS           4/28/07
--------------------------------------------------------------------------------------
PCS         KNLG 889                *Emporia, KS                           4/28/07
--------------------------------------------------------------------------------------

*These licenses will be sold to Cameron Communications Corporation upon approval from the FCC.

                                 SCHEDULE 6(dd)

                               CELLULAR LICENSES



Unwired Telecom Corp.
---------------------

Type of     Call Sign               Location                           Expiration
License                                                                Date
-----------------------------------------------------------------------------------
Cellular    KNKA631                 Lake Charles, LA - MSA             10/01/06
-----------------------------------------------------------------------------------
Cellular    KNKN803                 Beauregard, LA - RSA               10/01/00
-----------------------------------------------------------------------------------
Cellular    KNKN920                 DeSoto, LA - RSA                   10/01/00
-----------------------------------------------------------------------------------

                                 SCHEDULE 6(kk)

                              SPRINT PCS LICENSES


                                    Annex I

Frank E. Austin, III                               Cust./Katherine Anna Henning

Michael Bennett                                    Thomas D. Henning

Jack Blanchard                                     Thomas G. Henning

Sandra Britnell, Trustee of William L.             Thomas G. Henning Exempt Trust No. 1
Henning
 Grantor Retained Annuity Trust                    Cust./Travis Guy Henning

Sandra Britnell,                                   William L. Henning
 Trustee of Lena B. Henning Grantor
 Retained Annuity Trust                            William L. Henning, Jr.

Brown University Third Century Fund                William L. Henning, Jr. Exempt Trust No. 1

Paul J. Clifton                                    Cust./William Thomas Henning, II

Graydon H. Cook                                    Kris Hickingbottom

Gwyneth A. Cook                                    Odis R. Hill

Thaddus S. Cook                                    Jane Kytle

Andrew Cowen                                       G. Tim Lawrence

Joseph L. Duhon                                    Scott J. LeBato

Henco Partnership                                  Don Loverich

Cust./Daniel Lovejoy Henning                       Donald A. Matz

Cust./Grant Thomas Henning                         Brenda S. McElveen

Cust./Hillary Elizabeth Henning                    Alan T. Neuhoff

John A. Henning                                    Austin P. Neuhoff

John A. Henning Exempt Trust No. 1                 Bryon W. Neuhoff

Cust./John Allen Henning, Jr.                      Thomas H. Neuhoff, Jr.

Cust./John David Henning                           Olas & Co.
                                                    T/A Dewitt T. Walker Conv.

DeWitt Thomas Walker, Trustee and                Smith-Pine Island Group
Grantor
                                                 James D. Spates
Robert Piper
                                                 Joyce P. Spates
Rinan Financial Limited Partnership
                                                 Stephenson-Pine Island Group, L.P.
H. Evens Scobee, Trustee
 Jeanelle Roy Scobee                             TCW/Crescent Mezzanine Partners II, L.P.
 Grantor Retained Annuity Trust
                                                 TCW/Crescent Mezzanine Trust II
H. Evans Scobee, Trustee
 Henry Rice Scobee Jr.                           TCW Leveraged Income Trust, L.P.
 Grantor Retained Annuity Trust
                                                 TCW Leveraged Income Trust II, L.P.
Henry Rice Scobee, Jr.
                                                 TCW Shared Opportunity Fund II, L.P.
The Scobee Family Partnership
                                                 TCW Shared Opportunity Fund II B, LLC
Shearman Corporation
                                                 TCW Shared Opportunity Fund III, L.P.
James S. Shearman
                                                 The 1818 Fund III, L.P.
John Thomas Shearman
                                                 Michelle N. Thomas
Martha A. Shearman
                                                 Lawrence C. Tucker
Thomas B. Shearman, Jr.
                                                 Jerry Vaughn
Thomas B. Shearman, III
                                                 Dewitt Thomas Walker Trust U/A 12/18/95
Walker Ward Shearman                              Dewitt Thomas Walker, Trustee

William Hugh Shearman                            Walker-Pine Island Group, L.P.

Carl Smith